Consent of Independent Registered Public Accounting Firm

U.S. Borax Inc. 401(k) Savings & Retirement Contribution Plan for Represented Employees

South Jordan, Utah

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-198655) of Rio Tinto plc of our report dated June 28, 2017, relating to the financial statements and supplemental schedules of the U.S. Borax Inc. 401(k) Savings & Retirement Contribution Plan for Represented Employees which appear in this Form 11-K for the year ended December 31, 2016.

/s/ Anton Collins Mitchell LLP

Denver, Colorado

June 28, 2017